UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 23, 2018

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

South Carolina
520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                              ☐

ITEM 5.02  Departure of Directors or Certain Officers; Election of Certain Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2018, the Board of Directors (the “Board”) of South State Corporation (the “Company”) approved the Annual Incentive Plan (the “Incentive Plan”).  Under the Incentive Plan, each year, the Compensation Committee of the Board (the “Committee”) expects to select key performance objectives from a set of key measurable performance goals which include the following items (each, a “Performance Measure” and collectively, the “Performance Measures”), which will be used to determine the actual cash incentive payment to be awarded to participants in the Incentive Plan upon the achievement of the Performance Measures:

•      Asset quality;

•      Cash flow (before or after dividends);

•      Cash flow per share (before or after dividends);

•      Cash flow return on investment;

•      Cash generation;

•      Combined ratio;

•      Core non-interest income or change in working capital;

•      Cost control;

•      Cost saving levels;

•      Deposit portfolio growth;

•      Dividends;

•      Earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

•      Economic value added;

•      Efficiency ratio;

•      Embedded value added;

•      Gross margin;

•      Gross profit;

•      Level of classified assets;

•      Liquidity;

•      Loan portfolio growth;

•      Market share;

•      Market-spending efficiency;

•      Net income;

•      Net interest margin;

•      Non-performing assets as a percentage of assets;

•      Objective customer service measures or indices;

•      Operating or reported earnings per share;

•      Operating or reporting return on assets;

•      Operating profit;

•      Pre- or after-tax income;

•      Prescribed rating;

•      Return on capital (including return on total capital or return on invested capital);

•      Return on equity;

•      Revenue growth;

•      Revenues;

•      Risk-based capital;

•      Sales;

•      Shareholder value added;

•      Stock price;

•      Total shareholder return or stock price return;

•      Unit volume; and

•      Such other business criteria as the Committee may determine to be appropriate, which may include financial and nonfinancial performance goals.

Each year, the Committee expects to select eligible employees who will participate in the Incentive Plan and will set the amount of each participant’s Threshold Award, Target Award, and Maximum Award (each as defined in the Incentive Plan) that can be awarded under the Incentive Plan, determined as a percentage of the participant’s base salary.  As noted above, the Committee also expects to establish one or more Performance Measures and a formula to determine the amount of the award that will be earned at different levels of achievement of the Performance Measures.

The Incentive Plan is administered by the Committee, which has full authority, among other things, to designate participants; construe and interpret the plan; waive, prospectively or retroactively, any conditions of or rights of the Company under any award; increase or decrease the payout due under any award; and make all other determinations and take all other actions necessary under the plan.  Under the Incentive Plan, except as may otherwise be approved by the Committee or as specifically set forth in a written employment agreement between a participant and the Company, no incentive payment will be awarded under the Incentive Plan if the participant is not employed in good standing on the date payment is made for a particular performance period.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, which is incorporated herein by reference into this Item 5.02 as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Annual Incentive Plan dated March 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

Dated: March 27, 2018	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer